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			CONSENT OF INDEPENDENT ACCOUNTANTS
			----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69895) of Ohio Casualty Corporation of our report dated June 14, 1999 relating to the financial statements of the Ohio Casualty Insurance Company Employee Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers

Cincinnati, Ohio
June 29, 1999